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                                                             EXHIBIT 24(2)(h)(i)

                             UNDERWRITING AGREEMENT

         THIS AGREEMENT is made as of January 1, 2004 by and between PROFESSIONAL FUNDS DISTRIBUTOR, LLC, a Delaware Limited Liability Company ("Professional Funds Distributor"), and WILMINGTON LOW VOLATILITY FUND OF FUNDS, a Delaware statutory trust (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as a closed-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and will offer beneficial interests (such beneficial interests are hereinafter called "Interests") in the Fund which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Fund's Registration Statement on Form N-2 (the "Registration Statement"); and

         WHEREAS, the Fund wishes to retain Professional Funds Distributor to serve as distributor for the Fund to provide for the sale and distribution of the Interests and Professional Funds Distributor wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS. AS USED IN THIS AGREEMENT:

         (a)      "1933 Act" means the Securities Act of 1933, as amended.

         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority

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                  may be limited by setting forth such limitation in a written document.

         (d)      "NASD" means the National Association of Securities Dealers,
                  Inc.

         (e) "Oral Instructions" mean oral instructions received by Professional Funds Distributor from an Authorized Person or from a person reasonably believed by Professional Funds Distributor to be an Authorized Person. Professional Funds Distributor may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (f) "Registration Statement" means any Registration Statement and any Prospectus and any Statement of Additional Information relating to the Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.

         (g)      "Securities Laws" mean the 1933 Act, the 1934 Act, and the
                  1940 Act.

         (h) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by Professional Funds Distributor or (ii) trade instructions transmitted (and received by Professional Funds Distributor) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints Professional Funds Distributor to serve as the distributor of its Interests in accordance with the terms set forth in this Agreement. Professional Funds Distributor accepts such appointment and agrees to furnish such services. The Fund understands that Professional Funds Distributor is now, and may in the future be, the distributor of the interests/shares of several investment companies or

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         series (collectively, the "Investment Entities"), including Investment
         Entities having investment objectives similar to those of the Fund. The Fund further understands that investors and potential investors in the Fund may invest in interests/shares of such other Investment Entities. The Fund agrees that Professional Funds Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund under this Agreement.

3.       DELIVERY OF DOCUMENTS.

         (a) The Fund has provided or, where applicable, will provide Professional Funds

                  Distributor with the following:

                  (i) At Professional Funds Distributor's request, certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of Professional Funds Distributor or its affiliates to provide services to the Fund and approving this Agreement;

                  (ii) A copy of the Fund's most recent effective Registration Statement;

                  (iii) Copies of any distribution and/or shareholder servicing plans and agreements made in respect of the Fund or a Portfolio;

                  (iv) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized;

                  (v) Audited annual statements and unaudited semi-annual statements of the books and accounts prepared by the Fund;

                  (vi)     Monthly itemized list of the securities in the Fund;

                  (vii) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing; and

                  (viii) Such other additional information as Professional Funds Distributor may reasonably request.

         (b) The Fund agrees to advise Professional Funds Distributor as soon as reasonably practical by a notice in writing delivered to Professional Funds Distributor:

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                  (i)      of any request by the SEC for amendments to the
                           Registration Statement, Prospectus or Statement of Additional Information then in effect or for additional information;

                  (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Prospectus or Statement of Additional Information then in effect or the initiation by service of process on the Fund of any proceeding for that purpose;

                  (iii) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, Prospectus or Statement of Additional Information then in effect or that requires the making of a change in such Registration Statement, Prospectus or Statement of Additional Information in order to make the statements therein not misleading; and

                  (iv) of all actions of the SEC with respect to any amendments to any Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the SEC.

                  For purposes of this paragraph, informal requests by or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

4. COMPLIANCE WITH RULES AND REGULATIONS. Professional Funds Distributor undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Professional Funds Distributor hereunder. Except as specifically set forth herein, Professional Funds Distributor assumes no responsibility for such compliance by the Fund or any other entity.

5.       INSTRUCTIONS.

         (a) Unless otherwise provided in this Agreement, Professional Funds Distributor shall act only upon Oral Instructions or Written Instructions.

         (b) Professional Funds Distributor shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person

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                  reasonably believed by Professional Funds Distributor to be an
                  Authorized Person) pursuant to this Agreement. Professional Funds Distributor may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until Professional Funds Distributor receives Written Instructions to the contrary.

         (c) The Fund agrees to forward to Professional Funds Distributor Written Instructions confirming Oral Instructions so that Professional Funds Distributor receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Professional Funds Distributor or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or Professional Funds Distributor's ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, Professional Funds Distributor shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that Professional Funds Distributor's actions comply with the other provisions of this Agreement.

6.       RIGHT TO RECEIVE ADVICE.

         (a) Advice of the Fund. If Professional Funds Distributor is in doubt as to any action it should or should not take, Professional Funds Distributor may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

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         (b)      Advice of Counsel. If Professional Funds Distributor shall be in doubt as to any question of law pertaining to any action it should or should not take, Professional Funds Distributor may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or Professional Funds Distributor, at the option of Professional Funds Distributor).

         (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions Professional Funds Distributor receives from the Fund, and the advice it receives from counsel, Professional Funds Distributor may rely upon and follow the advice of counsel.

         (d) Protection of Professional Funds Distributor. Professional Funds Distributor shall be protected in any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which Professional Funds Distributor believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon Professional Funds Distributor
                  (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of Professional Funds Distributor's properly taking or not taking such action.

7. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of Professional Funds Distributor, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the

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         1940 Act and other applicable securities laws, rules and regulations.
         The Fund and Authorized Persons shall have access to such books and records at all times during Professional Funds Distributor's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Professional Funds Distributor to the Fund or to an Authorized Person, at the Fund's expense.

8.       CONFIDENTIALITY.

         (a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Professional Funds Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Professional Funds Distributor a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and
                  (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject

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                  to such confidentiality obligations if it: (a) is already
                  known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

         (b) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

9. COMPENSATION. As compensation for services rendered by Professional Funds Distributor during the term of this Agreement, the Fund will pay to Professional Funds Distributor a

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         fee or fees as may be agreed to from time to time in writing by the
         Fund and Professional Funds Distributor. The Fund acknowledges that Professional Funds Distributor may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

10.      INDEMNIFICATION.

         (a) The Fund agrees to indemnify and hold harmless Professional Funds Distributor and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which Professional Funds Distributor takes in connection with the provision of services to the Fund. Neither Professional Funds Distributor, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by Professional Funds Distributor's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

         (b) The Fund agrees to indemnify and hold harmless Professional Funds Distributor, its officers, Trustees, and employees, and any person who controls Professional Funds Distributor within the meaning of Section 15 of the 1933 Act, free and harmless
                  (a) from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which Professional Funds Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under

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                  any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, Prospectus, Statement of Additional Information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund's Registration Statement, Prospectus, Statement of Additional Information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Fund by Professional Funds Distributor or its affiliated persons for use in the Fund's Registration Statement, Prospectus, or Statement of Additional Information or sales literature (including amendments or supplements thereto), such indemnification is not applicable; and (b) from and against any and all such claims, demands, liabilities and expenses (including such costs and counsel fees) which you, your officers and directors, or such controlling person, may incur in connection with this Agreement or Professional Funds Distributor's performance hereunder (but excluding such claims, demands, liabilities and expenses (including such costs and counsel fees) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in

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                  either any Registration Statement or any Prospectus or
                  necessary to make the statements in either thereof not misleading), unless such claims, demands, liabilities and expenses (including such costs and counsel fees) arise by reason of Professional Funds Distributor's willful misfeasance, bad faith or gross negligence in the performance of Professional Funds Distributor's duties hereunder. The Fund acknowledges and agrees that in the event that Professional Funds Distributor, at the request of the Fund, is required to give indemnification comparable to that set forth in this paragraph to any broker-dealer selling Interests of the Fund or servicing agent servicing the shareholders of the Fund and such broker-dealer or servicing agent shall make a claim for indemnification against Professional Funds Distributor, Professional Funds Distributor shall make a similar claim for indemnification against the Fund.

         (c) Professional Funds Distributor agrees to indemnify and hold harmless the Fund, its several officers and Board Members and each person, if any, who controls a Portfolio within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Fund, its officers, Board Members or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board Members, or any controlling person resulting from such claims or demands arose out of the acquisition of any Interests by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's

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                  Registration Statement, Prospectus or Statement of Additional
                  Information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by Professional Funds Distributor or its affiliated persons (as defined in the 1940
                  Act). The foregoing rights of indemnification shall be in addition to any other rights to which the Fund or any such person shall be entitled to as a matter of law.

         (d) In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. In the event that the Indemnifying Party does not

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                  elect to assume the defense of any such suit, or in case the
                  Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, or in case there is a conflict of interest between the Indemnifying Party or the Indemnified Party, the Indemnifying Party will reimburse the Indemnified Party for the fees and expenses of any counsel retained by the Indemnified Party. The Fund agrees promptly to notify Professional Funds Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees in connection with the issue and sale of any Interests. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent.

11.      RESPONSIBILITY OF PROFESSIONAL FUNDS DISTRIBUTOR.

         (a) Professional Funds Distributor shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by Professional Funds Distributor and the Fund in a written amendment hereto. Professional Funds Distributor shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. Professional Funds Distributor shall be liable only for any damages arising out of Professional Funds Distributor's failure to perform its duties under this Agreement to the extent such damages arise out of Professional Funds Distributor's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

         (b) Without limiting the generality of the foregoing or of any other provision of this

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                  Agreement, (i) Professional Funds Distributor shall not be liable for losses beyond its control, including, without limitation, delays or errors or loss of data occurring by reason of circumstances beyond Professional Funds Distributor's control, provided that Professional Funds Distributor has acted in accordance with the standard set forth in Section 11(a) above; and (ii) Professional Funds Distributor shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Professional Funds Distributor reasonably believes to be genuine.

         (c) Notwithstanding anything in this Agreement to the contrary, neither Professional Funds Distributor nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by Professional Funds Distributor or its affiliates.

         (d) No party may assert a cause of action against Professional Funds Distributor or any of its affiliates that allegedly occurred more than 12 months immediately prior to the filing of the suit (or, if applicable, commencement of arbitration proceedings) alleging such cause of action.

         (e) Each party shall have a duty to mitigate damages for which the other party may become responsible.

12.      DUTIES AND OBLIGATIONS OF THE FUND.

         (a) The Fund represents to Professional Funds Distributor that all Registration Statements and Prospectuses filed by the Fund with the SEC under the 1933 Act

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                  with respect to the Interests have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. Except as to information included in the Registration Statement in reliance upon information provided to the Fund by Professional Funds Distributor or any affiliate of Professional Funds Distributor expressly for use in the Registration Statement, the Fund represents and warrants to Professional Funds Distributor that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective;
                  and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Interests. Professional Funds Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Professional Funds Distributor's counsel, be necessary or advisable. Professional Funds Distributor shall promptly notify the Fund of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a

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                  written request from Professional Funds Distributor to do so,
                  Professional Funds Distributor may, at its option, terminate this Agreement. The Fund shall not file any amendment to any Registration Statement or supplement to any Prospectus without giving Professional Funds Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any Registration Statements and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional. The Fund authorizes Professional Funds Distributor to use any Prospectus or Statement of Additional Information in the form furnished from time to time in connection with the sale of the Interests.


         (b) The Fund represents and warrants to Professional Funds Distributor that the Fund is an investment company registered under the 1940 Act and the Interests sold are, and will be, registered under the 1933 Act.


         (c) The valuation of Interests shall be determined in the manner provided in the then current Prospectus. Professional Funds Distributor shall have no duty to inquire into, or liability for, the accuracy of the valuation as calculated.

13.      DUTIES AND OBLIGATIONS OF PROFESSIONAL FUNDS DISTRIBUTOR.

         (a) Professional Funds Distributor will act on behalf of the Fund for the distribution of the Interests covered by the Registration Statement under the 1933 Act and provide the distribution services outlined below and as follows: (i) preparation and execution of sales or servicing agreements,
                  (ii) literature review, recommendations and submission to the NASD, and (iii) such other services as

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                  Professional Funds Distributor shall agree to provide.

         (b) Professional Funds Distributor agrees to use efforts deemed appropriate by Professional Funds Distributor to solicit orders for the sale of the Interests. To the extent that Professional Funds Distributor receives shareholder services fees under any shareholder services plan adopted by the Fund, Professional Funds Distributor agrees to furnish and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Fund as may be required pursuant to such plan. It is contemplated that Professional Funds Distributor will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. Professional Funds Distributor will require each dealer with whom Professional Funds Distributor has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the offering of the Interests.

         (c) Professional Funds Distributor shall not utilize any materials in connection with the sale or offering of Interests except the Fund's Prospectus and Statement of Additional Information and such other materials as the Fund shall provide or approve. The Fund agrees to furnish Professional Funds Distributor with sufficient copies of any and all: agreements, plans, communication or other materials which the Fund intends to use, in adequate time for Professional Funds Distributor to file and clear such materials with the proper authorities before they are put in use. Professional Funds Distributor and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the

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                  Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by Professional Funds Distributor.

         (d) Professional Funds Distributor will transmit any orders received by it for purchase or redemption of Interests to the investor services agent for the Fund.

         (e) No Interests shall be offered by either Professional Funds Distributor or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Interests hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Fund's obligation to redeem Interests tendered for redemption by any shareholder in accordance with the provisions of the Fund's Registration Statement, Articles of Incorporation, or bylaws.

14. DURATION AND TERMINATION. This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board Members who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act)

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

         of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Fund's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, or by Professional Funds Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

15. NOTICES. Notices shall be addressed (a) if to Professional Funds Distributor, at 760 Moore Road, King of Prussia, PA 19406, Attention:
         Phillip Rinnander, President; (b) if to the Fund, at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890,
         Attention: John R. Giles or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

16. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

18. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

19.      MISCELLANEOUS.

         (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

         (b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of Professional Funds Distributor hereunder without the prior written approval of Professional Funds Distributor, which approval shall not be unreasonably withheld or delayed.

         (c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (d) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (e) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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

         (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (g) No Representations or Warranties. Except as expressly provided in this Agreement, Professional Funds Distributor hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. Professional Funds Distributor disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             PROFESSIONAL FUNDS DISTRIBUTOR, LLC


                                             By: /s/ Phil H. Rinnander

                                             Title: President


                                             WILMINGTON LOW VOLATILITY FUND OF
                                             FUNDS


                                             By:   /s/ John R. Giles

                                             Title: Vice President & CFO


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